SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Cotelligent, Inc.

(Exact name of registrant as specified in its charter)

May 11, 2004

Date of Report (Date of earliest event reported)

Delaware	0-27412	94-3173918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Theory, Suite 200 Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

(949) 823-1600

(Registrant’s telephone number, including area code)

Item 5.	Other Events.

On May 13, 2004, Cotelligent, Inc. (the “Company”) issued a press release announcing that on May 11, 2004 the Company appointed Harlan Kleiman to its Board of Directors for a term expiring at the Company’s 2006 annual meeting. Mr. Kleiman has been financing growth companies in a variety of technology markets for the past 15 years He is currently on the Board of Directors and is Senior Managing Director of the investment bank C.E. Unterberg, Towbin.

The Company previously appointed Tony C. Vickers to its Board of Directors on January 29, 2004 for a term expiring at the Company’s 2005 annual meeting. Mr. Vickers is a Principal of IT Services Development (ITSD), a results oriented management consulting firm that he established in 1998. Previously, Mr. Vickers was CEO, President and a Director of Computer People, a $400 million international IT professional services organization he founded in 1972, and took public in 1987.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COTELLIGENT, INC.

By:	/s/ Curtis J. Parker

Curtis J. Parker
Executive Vice President, Chief Financial Officer, Treasurer & Secretary

Dated: May 14 , 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release by Cotelligent, Inc. on May 13, 2004, announcing the appointment of Harlan Kleiman to the Board of Directors of Cotelligent, Inc.